EXHIBIT 10.1

CAPELLA CAPITAL OÜ, POLLUX OÜ and TRACEBIT HOLDING OY

and

MOBILEMAIL (US) INC.

and

OY TRACEBIT AB

EQUITY SHARE PURCHASE AGREEMENT

January 31, 2007

EQUITY SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of January 31, 2007 (the “Effective Date”),

AMONG:

CAPELLA CAPITAL OÜ, an Estonian company with an address at Pärnu mnt 10, Tallinn 10148, Estonia;

POLLUX OÜ, an Estonian company with an address at Pärnu mnt 10, Tallinn 10148, Estonia; and

TRACEBIT HOLDING OY a Finish company with an address at Kyrkotorget 13 E, 06100 Borgå, Finland

(each a “Vendor” and collectively the “Vendors”)

AND:

MOBILEMAIL (US) INC., a Nevada corporation with an address at Suite 5.18, MLS Business Centre, 130 Shaftesbury Avenue, London, England

(“Purchaser”)

AND:

OY TRACEBIT AB, a Finish company with an address at Kirkkotori 13E, 06100 Porvoo, Finland

(“Tracebit”)

WHEREAS:

(A)                                  The Vendors collectively own all outstanding equity share capital of Tracebit;

(B)                                  The Purchaser wishes to purchase all of the issued and outstanding equity share capital of Tracebit from the Vendors on the terms and subject to the conditions set out in this Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1                                  In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)           “Affiliate” means any officer, director, shareholder or employee of any company or any member of the immediate family (limited to a spouse, parent or child) of any such officer, director, shareholder or employee, and any corporation;

(b)           “Assets” means all property or assets of any nature or kind, whether real property or personal property, tangible or intangible;

(c)           “Business Day” means any day other than a Saturday, Sunday or public holiday in London, England or Porvoo, Finland;

(d)           “Closing” means the completion of the purchase and sale of the Tracebit Share Capital on the terms and subject to the conditions contained in this Agreement;

(e)           “Closing Date” means the date of Closing, as determined in accordance with §2.3 of this Agreement;

(f)           “Company” means Tracebit;

(g)           “Consents and Approvals” means all necessary consents and approvals required to be obtained in connection with the execution and delivery by Tracebit and the Vendors of this Agreement and the consummation of the transactions described herein, as listed in the Disclosure Schedule, which consents and approvals will include all consents and approvals required to be obtained under all licenses and permits held by Tracebit for the conduct and operation of its business in order that the Company, through its subsidiaries, will have the full benefit of such licenses and permits following Closing;

(h)           “Disclosure Schedule” means the disclosure schedule attached as Schedule 1. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any section qualifies other sections in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified sections;

(i)           “Employees and Contractors” means all individuals who are full-time, part-time or temporary employees or individuals engaged on contract to provide employment or similar services in respect of Tracebit;

(j)           “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(k)           “Financial Statements” means the audited financial statements of Tracebit for the fiscal years ended December 31, 2005 and December 31, 2004 and the unaudited reviewed interim financial statements of Tracebit for the nine months ended September 30, 2006, each attached as Schedule 2;

(l)           “GAAP” means Finish generally accepted accounting principles determinations of an accounting nature in respect of Tracebit will be made in a manner consistent with GAAP and past practice with no changes in the method of application of the Company’s accounting policies or changes in the method of applying the Company’s use of estimates;

(m)           “Government Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-government or private body, in each case, having jurisdiction on behalf of any nation, province, territory, state or other geographic subdivision thereof and exercising any regulatory, judicial, legislative, expropriation or taxing authority;

(n)           “Intellectual Property” means, in respect of a Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases, internet domain names, know-how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized in any jurisdiction, of the Person;

(o)           “Material Contracts” means all agreements, whether oral or written, to Tracebit is a party, which are currently in effect and are material to the operation of the Company’s business, including the following agreements, without limitation: (i) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Tracebit in connection with the Intellectual Property of the Company used in the operation of its business; (ii) stock purchase or stock option plan; (iii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (iv) contract, agreement or understanding relating to the voting of the Company’s capital stock or the election of directors; (v) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company; (vi) guaranty of any obligation for borrowed money or otherwise; (vii) lease or agreement under which Tracebit is lessee of, or holds or operates any property, real or personal, owned by any other party; (viii) contract which prohibits the Company from freely engaging in business anywhere in the world; (ix) contract or commitment for capital expenditures in excess of €25,000; (x) agreement for the sale of any capital asset; (xi) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by Tracebit of in connection with the Intellectual Property of the Company used in the operation of its business; or (xii) other agreement which is either material to the Company’s business or was not entered into in the ordinary course of business;

(p)           “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(q)           “Person” includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity (including a Government Entity);

(r)           “Purchase Price” has the meaning ascribed to it in §2.2;

(s)           “Purchaser Shares” has the meaning ascribed to it in §2.2;

(t)           “Purchaser’s Closing Documents” means the closing documents set forth in §8.3 to be delivered by the Purchaser on or before the Closing Date;

(u)           “Purchaser’s Solicitors” means Lang Michener LLP;

(v)           “SEC” means the United States Securities and Exchange Commission;

(w)           “Securities Act” means the United States Securities Act of 1933, as amended; \

(x)           “Share Capital” has the meaning ascribed to it in §2.2;

(y)           “Tracebit Share Capital” means all outstanding equity share capital of Tracebit;

(z)           “Vendors’ Closing Documents” means the closing documents set forth in §8.2 to be delivered by the Vendors and Tracebit on or before the Closing Date; and

Schedules

1.2                                  The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule 1 – Disclosure Schedule

Schedule 2 – Financial Statements

PART 2

PURCHASE AND SALE

Purchase and Sale of Tracebit Share Capital

2.1                                  In reliance on the representations and warranties, and on the terms and subject to the conditions contained in this Agreement, at the Closing, the Purchaser will purchase from the Vendors, and each of the Vendors will sell, assign and transfer to the Purchaser, all outstanding Tracebit Share Capital, free and clear of all Encumbrances.

Purchase Price

2.2                                  The total purchase price payable by the Purchaser collectively to the Vendors for the Tracebit Share Capital (the “Purchase Price”) will the issue to the Vendors of an aggregate of 8,224,650 shares in the common stock of the Purchaser (the “Purchaser’s Shares”).

Closing

2.3                                  The Closing will take place as soon as possible following satisfaction by each of the Vendors of the condition precedent set forth in Section 7.1(c) of this Agreement.

Issuance of the Purchaser Shares

2.4                                  Each Vendor acknowledges and agrees with the Purchaser that:

Regulation S. The Purchaser Shares will be offered and sold to the without such offers and sales being registered under the United States U.S. Securities Act of 1933 and will be issued to the Vendor in accordance with Rule 903 of Regulation S of the U.S. Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Vendor in this Agreement. As such, each Vendor further acknowledges and agrees that all Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the U.S. Securities Act.

Agreement Regarding Resale. The Vendor agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Vendor agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Vendor pursuant to an exemption from registration under the U.S. Securities Act.

Prohibition Against Hedging Transactions. The Vendor agrees not to engage in hedging transactions with regard to the Purchaser Shares unless in compliance with the U.S. Securities Act.

Right of Mobilemail to Refuse Transfer. The Vendor agrees that the Purchaser will refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, pursuant to an available exemption from registration, or otherwise pursuant to this Agreement.

No Obligation to Register. The Vendor acknowledges that the Purchaser has not agreed and has no obligation to register the resale of the Purchaser Shares under the U.S. Securities Act.

Share Certificates. The Vendor acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend in accordance with Regulation S of the U.S. Securities Act or such similar legend as deemed advisable by legal counsel for the Purchaser to ensure compliance with Regulation S of the U.S. Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

PART 3

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE VENDOR

Representations and Warranties in Respect of the Vendor

3.1                                  Each of the Vendors severally represent and warrant to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a)           Capacity – the Vendor has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Tracebit Share

Capital owned by the Vendor to the Purchaser, to perform all of the Vendors’ obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Vendor in accordance with its terms,

(b)           No Approvals Required – no authorization, approval, order, license permit or consent of any Government Entity nor the registration, declaration or filing by the Vendor with any such Government Entity is required in order for the Vendor

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement,

(ii)           to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement, or

(iii)          to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – the Vendor is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur or which gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person as a result of, and there are no actions, claims, suits, litigation, investigations or proceedings pending or threatened against or affecting the Vendor which would prevent

(i)           the execution and delivery by the Vendor of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement, or

(ii)           the performance by the Vendor of its obligations pursuant to, or the observance by the Vendor of any of the terms and provisions of, this Agreement,

(d)           No Other Agreements – no Person (other than the Purchaser) has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right to require the Vendor to, sell, transfer, assign or otherwise dispose of the Vendor’s Tracebit Share Capital,

(e)           No Fees Payable – no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Vendor,

(f)           Title to Share Capital – the Vendor owns and has good and marketable title to the Vendor’s Tracebit Share Capital as the legal and beneficial owner thereof, free of all Encumbrances,

(g)           Company Assets – the Vendor does not have any right or interest in or to any Intellectual Property or other Asset owned by or used by Tracebit in its business as presently conducted or as currently proposed by Tracebit to be conducted,

(h)           Legal Advice– the Vendor acknowledges and agrees that the Purchaser’s Solicitors have acted as counsel only to the Purchaser and that the Purchaser’s Solicitors are not protecting the rights and interests of any other Party and that the Vendor has had the opportunity to seek and were not prevented from seeking independent legal advice before the execution and delivery of this Agreement and all other agreements, certificates or instruments to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement. If the Vendor did not avail itself of the opportunity to seek independent legal advice before signing this Agreement, the Vendor did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal advice will not be used by the Vendor as a defence to the enforcement by the Purchaser of the obligations of the Vendor under this Agreement or such other agreements, certificates or instruments,

(i)           Status of Purchaser – the Vendor is not a “U.S. Person” as defined by Regulation S of the U.S. Securities Act and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

(i)           any natural person resident in the United States;

(ii)          any partnership or corporation organized or incorporated under the laws of the United States

(iii)         any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States;

(vi)          any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(vii)         any partnership or corporation if:

(a)           organized or incorporated under the laws of any foreign jurisdiction; and
(b)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Vendors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts;

(j)           the Vendor was not in the United States at the time the offer to purchase the Purchaser Shares was received or this Agreement was executed;

(k)           the Vendor has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Vendor has evaluated the merits and risks of an investment in the Purchaser Shares. The Vendor can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

(l)           the Vendor acknowledges that the Purchaser is in the early stages of development of its business and the Purchaser’s success is subject to a number of significant risks, including the risk that the Purchaser will not be able to finance its plan of operations. The Vendor further acknowledges that (i) the Purchaser has limited cash and working capital, (ii) the Purchaser will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Vendor, and (iii) other than as set forth in this Agreement the Purchaser has no arrangements for any financing in place and there is no assurance that any financing will be completed;

(m)           the Purchaser Shares will be acquired by the Vendor for investment for the Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares;

(n)           the Vendor has been afforded access to information about the Purchaser and the Purchaser’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Purchaser Shares. The Vendor further represents that it has had an opportunity to ask questions and receive answers from representatives of the Purchaser regarding the terms and conditions of the offerings completed by the Purchaser and the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers prior to execution of this Agreement;

(o)           the Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor;

(p)           the Vendor acknowledges that the offering of the Purchaser Shares by the Purchaser has not been reviewed by the SEC or any state securities regulatory authority;

(q)           Information Regarding the Purchaser – the Vendor has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers before execution of this Agreement, and

(r)           Reliance by Purchaser on Representations – the Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor.

Survival

3.2                                  The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of twenty-four (24) months after the Closing Date.

PART 4

REPRESENTATIONS AND WARRANTIES IN RESPECT OF TRACEBIT

Representations and Warranties in Respect of Tracebit

4.1                               Tracebit Holding Oy, as the principal owner of the Tracebit Share Capital, represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date, and except to the extent set forth in the Disclosure Schedule,

(a)           Organization and Good Standing – Tracebit is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary legal and corporate power and authority to own its property and assets and to carry on its business as presently conducted. Tracebit has delivered to the Purchaser complete and correct copies of its constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of Tracebit which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of Tracebit. Tracebit is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b)           No Approvals Required – except as has been or will be obtained before the Closing Date, no vote or consent of the holders of any class or series of shares of Tracebit is necessary to approve and adopt this Agreement or to consummate any of the transactions contemplated hereby, and no authorization, approval, order, license, permit or consent of any Government Entity nor the registration, declaration or filing by Tracebit with any such Government Entity is required in order for Tracebit

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by Tracebit pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by Tracebit pursuant to this Agreement, or

(iii)         to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – subject to obtaining the Consents and Approvals, no company is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, or which allows any Person to exercise any rights or gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein,

(d)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Tracebit Holding Oy and Tracebit, threatened against, or relating to Tracebit or affecting Tracebit’s Assets or business,

(e)           Compliance with Laws – Tracebit and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. No company has received a notice or other communication alleging a possible violation of any law or order applicable to its business or operations,

(f)           Outstanding Share Capital – the outstanding equity share capital of Tracebit is comprised of 15,000 shares with a par value of approximately 0.1682 euros (total share capital is approx. 2,522,82 euros) as of the date of this Agreement, all of which Tracebit Share Capital have been validly issued and are outstanding and registered in the names of the Vendors in accordance with Finnish law,

(g)           No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require Tracebit to

(i)           allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii)          convert or exchange any security into or for any share in its capital, or

(iii)         purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(h)           Financial Statements – the Financial Statements (i) have been derived from and are in accordance with the books and records of Tracebit, (ii) have been prepared in accordance with GAAP consistently applied with past practice, and (iii) fairly present the financial position of Tracebit as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(i)           Accuracy of Records – all financial transactions of Tracebit have been fairly reflected in the accounting and financial books and records of Tracebit, and such books and records are stated in reasonable detail and fairly reflect the basis for the Financial Statements,

(j)           Bankruptcy – Tracebit has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. Tracebit has not initiated proceedings with respect to a compromise or arrangement with its creditors, or for its winding-up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Tracebit or its Assets and no execution or distress has been levied on any of Tracebit’s Assets, nor have proceedings been commenced in respect of any of the foregoing,

(k)           Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Financial Statements or incurred in the ordinary and normal course of the business since September 30, 2006, Tracebit does not have any outstanding or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and all such reserve amounts are adequate based on the past experience of Tracebit and are consistent with the accounting procedures used by Tracebit in previous fiscal periods and there is nothing which indicates that such reserves are not adequate or that higher reserves should be taken,

(l)           Absence of Changes – since September 30, 2006 there have not been

(i)           any changes in the condition or operations of the business, Assets or financial affairs of Tracebit which are, individually or in the aggregate, materially adverse, or

(ii)         any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser in writing, or which to the knowledge of the Vendor, may materially adversely affect the Assets or the business of Tracebit,

(m)           Absence of Unusual Transactions – since September 30, 2006, Tracebit has not

(i)           transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii)          incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii)         issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv)          discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v)           declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi)          entered into any transaction not in the ordinary and normal course of its business,

(vii)         made any gift of money or of any Asset to any Person,

(viii)        amended or changed or taken any action to amend or change its constating documents,

(ix)          increased or agreed to increase the remuneration of, or paid or agreed to pay any pension, share of profits or other similar benefit to any of its directors, officer or Employees and Contractors or former directors, officers or Employees and Contractors, other than in the ordinary and normal course of its business consistent with past practice and disclosed in writing to the Purchaser,

(x)           made any payment of any kind to or on behalf of the Vendors or any of its Affiliates, other than business related expenses, salaries and bonuses in the ordinary and normal course of its business consistent with past practice and as disclosed in the Financial Statements or in writing to the Purchaser,

(xi)          mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(xii)         authorized or agreed or otherwise become committed to do any of the foregoing,

(n)           Title to Assets – Tracebit has legal and beneficial ownership of and good and marketable title to all its Assets and in its financial books and records, free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by Tracebit represent all assets used by Tracebit in the conduct of its business and as are necessary for the conduct by Tracebit of its business. No other person has any interest in any Asset used by Tracebit in the conduct of its business,

(o)           Bank Accounts and Powers of Attorney – the Disclosure Schedule sets out a correct and complete list showing (i) the name of each bank or other financial institution with which Tracebit has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safe deposit box, and (ii) the names of all Persons holding powers of attorney from Tracebit. True and complete copies of such powers of attorney, if any, have been provided to the Purchaser,

(p)           Leased Property – Tracebit does not own any real property. Tracebit is not a party to or bound by any leases of real property other than those set out in the Disclosure Schedule and all interests held as lessee are free and clear of all Encumbrances. All rental and other payments required to be paid by Tracebit under such leases have been duly paid and there is not otherwise any default by Tracebit in meeting its obligations under any such lease,

(q)           Material Contracts – all current Material Contracts are set out in the Disclosure Schedule along with each party thereto, and

(i)           each such Material Contract is in full force and effect and is a valid and binding agreement of Tracebit,

(ii)          Tracebit has performed or is performing all obligations required to be performed by it under each such Material Contract and are not in breach or default thereunder and no other party to any such Material Contract is in breach or default thereunder, and

(iii)         the Vendor does not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect Tracebit’s ability, up to Closing, to perform its obligations under any Material Contract,

(r)           Shareholder Loans – there are shareholder or other loans outstanding in respect of Tracebit,

(s)           Employees and Contractors – the Disclosure Schedule contains a complete and accurate list of the Employees and Contractors, together with their date of hire, title or classification, current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee and Contractor as of the date of this Agreement. Except as disclosed in the Disclosure Schedule, Tracebit is not a party to any written or oral contract, agreement or other commitment with any Employee and Contractor other than contracts of indefinite duration which are terminable by the respective company without cause on reasonable notice as determined in accordance with applicable law. The Vendor is not aware of the intention of any Employee and Contractor, who is an executive or senior officer, to terminate his or her employment,

(t)           Insurance – Tracebit maintains insurance in force against loss on such Assets, against such risks, in such amounts and to such limits as is in accordance with prudent business practices prevailing in its business,

(u)           Corporate Records – Tracebit has kept all records required to be kept by applicable corporate legislation,

(v)           Permits and Licences – Tracebit holds all authorizations, approvals, orders, licenses, permits or consents issued by any Government Entity which are necessary in connection with the conduct and operation of its business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated. Tracebit is not in material breach of or in default under any of the terms or conditions thereof, and all such authorizations, approvals, orders, licences, permits and consents issued by a Government Entity are listed in the Disclosure Schedule,

(w)           Tax Filings and Payments – Tracebit

(i)           has filed or caused to be filed within the time prescribed

(A)           all income tax returns and election forms and the income tax returns of each jurisdiction required to be filed and all such returns and forms are true, complete and accurate in all material respects and the amounts of tax payable shown in all such returns prepared by Tracebit are correct in all material respects, and

(B)           all returns, reports, and information required to be filed with any Government Entity with respect to sales tax, property tax, property transfer tax, and every other tax (by whatever name) that Tracebit is required to file and all such returns, reports, and information are true, complete and accurate in all material respects,

(ii)          has paid or caused to be paid all taxes due and payable (including all federal, provincial and local taxes, assessments or other imposts in respect of its income or Assets), and all interest and penalties thereon, if any, for all previous years and all required instalments of taxes due and payable for the current fiscal year have been paid, and

(iii)         has withheld all amounts required to be withheld by Tracebit from salary and other payments to its Employees and Contractors including pursuant to any taxing laws to which it is subject, and has remitted all such amounts, including all interest and penalties thereon, to the relevant Government Entity,

(x)           Indebtedness to Related Parties – except for the payment of salaries and other compensation payable in the ordinary and normal course and reimbursement for out-of-pocket expenses in the ordinary and normal course and amounts disclosed in the Financial Statements or the Disclosure Schedule, Tracebit is not indebted to the Vendors, Employees and Contractors, or any Affiliate thereof,

(y)           Conduct of Business – to the knowledge of the Tracebit Holding Oy, Tracebit is not conducting its business in material contravention of any Material Contract, law, regulation or of any direction of a Government Entity,

(z)           Condition of Assets – all tangible Assets used by Tracebit in connection with its business are in good operating condition and in a good state of maintenance and repair, reasonable wear and tear excepted,

(aa)          Intellectual Property –

(i)           the Disclosure Schedule lists all Intellectual Property (other than unregistered copyrights, know-how, trade secrets and off-the-shelf office productivity software) and all registration applications therefor owned by or licensed to Tracebit that is material to their business. Tracebit and the Vendors have delivered to the Purchaser complete and correct copies of all license agreements to which Tracebit is a party relating to such Intellectual Property. The conduct of the business of Tracebit, as presently conducted and as currently proposed by Tracebit to be conducted, does not, to the best knowledge of the Tracebit Holding Oy, conflict with, or result in any violation of, or default under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by Tracebit or with respect to which Tracebit now has or has had any contract with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any contract to which Tracebit is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Encumbrance in or upon any Intellectual Property or right owned or used by Tracebit,

(ii)          Tracebit uses all Intellectual Property that it does not own only in the manner and for the purposes authorized and specified by the owner or licensor of such Intellectual Property, and to the extent Tracebit has granted exclusive rights to Intellectual Property to another Person, Tracebit has not used such Intellectual Property for any purpose, including for development purposes or sale or distribution, except to such other Person,

(iii)         Tracebit owns, or is licensed or otherwise has the right to use, in each case, without ongoing payments to third parties except as disclosed in the Disclosure Schedule, and free and clear of any Encumbrances, all Intellectual Property used in or necessary to carry on its business as presently conducted or as currently proposed by Tracebit to be conducted,

(iv)          Tracebit has not been notified by any Person that its planned products and services infringe upon or otherwise violate the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by such Person,

(v) to the best knowledge of the Tracebit Holding Oy, no Person is infringing on or otherwise violating any right of Tracebit with respect to any Intellectual Property owned by, licensed to or otherwise used by Tracebit,

(vi)          each current or former officer, Employee and Contractor or consultant of Tracebit has assigned and transferred, or on or before the Closing Date will have assigned and transferred, to Tracebit all ownership and other rights of any nature whatsoever of such Person in any Intellectual Property claimed to be owned by Tracebit, no current or former director of Tracebit has any ownership or other rights of any nature whatsoever in any Intellectual Property claimed to be owned by Tracebit and no current or former director, officer, Employee and Contractor or consultant of Tracebit (or any member of their immediate families) has a valid claim against Tracebit in connection with the involvement of such Persons in the conception and development of any computer software or other Intellectual Property of Tracebit, and

(vii)         except as set forth in the Disclosure Schedule, Tracebit does not own title to or uses any registered service mark, trade name or trademark, or, to the best knowledge of Tracebit and Tracebit Holding Oy, any service mark, trade name or trademark in which a third Person has any legal interest, except with the consent of such third person,, and

(bb)         Undisclosed Information – Tracebit Holding Oy does not have any material information which is not generally known or which has not been disclosed in writing to the Purchaser by Tracebit and/or the Vendors and which if known could reasonably be expected to have a material adverse effect on the value of the Tracebit Share Capital, or the Assets or business of Tracebit.

Other Representations

4.2                                  All statements contained in any written certificate or other written instrument delivered by or on behalf of the Vendor or Tracebit pursuant to this Agreement will be deemed to be representations and warranties by the Vendor hereunder.

Reliance

4.3                                  The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

4.4                                  The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of twenty-four (24) months after the Closing Date.

PART 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties in Respect of the Purchaser

5.1                               The Purchaser represents and warrants to the Vendor that as at both the effective date of this Agreement and the Closing Date

(a)           Organization and Good Standing – the Purchaser is duly incorporated under the laws of its jurisdictions of incorporation and is validly existing and in good standing with respect to the filing of annual returns under such laws,

(b)           Authority – the Purchaser has all necessary corporate right, authority, power and capacity to execute and deliver this Agreement, to acquire the Tracebit Share Capital, to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms,

(c)           No Approvals Required – relying upon the representations and warranties of the Vendor set forth in this Agreement and except for filings required by applicable securities legislation, no authorization, approval, order, license, permit or consent of any Government Entity, regulatory body or court nor the registration, declaration or filing by the Purchaser with any such Government Entity, regulatory body or court is required in order for the Purchaser

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement,

(ii)           to incur the obligations expressed to be incurred by the Purchaser pursuant to this Agreement, or

(iii)           to duly perform and observe the terms and provisions of this Agreement,

(d)           No Conflict – the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of

(i)           the execution and delivery by the Purchaser of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement, or

(ii)           the performance by the Purchaser of its obligations pursuant to, or the observance by the Purchaser of any of the terms and provisions of, this Agreement,

(e)           Capitalization – the authorized capital of the Purchaser consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 28,898,600 shares of common stock and no shares of preferred stock are outstanding as at the Effective Date exclusive of an aggregate of 400,000 shares in the Purchaser’s Common Stock to be issued on exercise of warrants and and 4,000,000 shares in the Purchaser’s stock to be issued on the completion of a previously announced private placement at a price of $0.25 per share.

(f)           Purchaser Shares – upon issuance to the Vendor in accordance with this Agreement, the Purchaser Shares will be validly issued, fully paid and non-assessable shares of the common stock of the Purchaser,

(g)           Outstanding Rights to Purchase Shares –other than the private placement set forth in Section 7.2(c) the Purchaser has not issued or committed to issue any shares, common share purchase warrants or options to purchase Shares, though before the Closing the Purchaser may adopt a customary Share Option Plan,

(h)           Other Interests – the Purchaser does not own any share in or other security of, or have any equity, partnership or proprietary interest in the Assets or business of, any other Person,

(i)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Purchaser threatened against, or relating to the Purchaser or affecting the Purchaser’s Assets or business, and

(j)           Compliance with Laws – the Purchaser and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. The Purchaser has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operation.

Other Representations

5.2                                  All statements contained in any written certificate or other written instrument delivered by or on behalf of the Purchaser pursuant to this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

Reliance

5.3                                  The Purchaser acknowledges and agrees that the Vendor have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

5.4                                  The representations and warranties of the Purchaser contained in this Agreement will survive the Closing and continue in full force and effect for a period of twenty-four [24] months after the Closing Date.

PART 6

PRE-CLOSING COVENANTS

Conduct of Business

6.1                                  The Vendor and Tracebit covenant and agree with the Purchaser that until the Closing Date or termination of this Agreement, except as otherwise contemplated in this Agreement or agreed to in writing by the Purchaser, they will

(a)           Conduct Business in Ordinary and Normal Course – to conduct its business in the ordinary and normal course thereof, including the payment of all current liabilities and accounts in the ordinary and normal course, and not negotiate or execute any new Material Contracts or terminate, cancel or modify in any material respect any existing Material Contracts, and

(b)           Necessary Steps – to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions, including completion of the advance to Tracebit of the additional Tracebit Share Capital required in order to satisfy the condition precedent under Section 7.1(c) of this Agreement.

PART 7

CONDITIONS PRECEDENT

Purchaser’s Conditions

7.1                                  The obligations of the Purchaser to complete the purchase of the Tracebit Share Capital are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Truth and Accuracy of Representations and Warranties of the Vendor and Tracebit – the representations and warranties of the Vendor and Tracebit contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b)           Performance of Obligations – the Vendor and Tracebit have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by each of them on or before the Closing Date,

(c)           Financial Statements - the receipt of such audited financial statements of Tracebit as may be reasonably requested by the Purchaser and the Purchaser’s Solicitor’s, such financial statements to be prepared in accordance with United States GAAP and GAAS and prepared by and containing an unqualified audit report of a member firm of the United States Public Company Accounting Oversight Board.

(d)           Consulting / Employment Agreements – Tracebit and the Purchaser will have agreed to and executed new consulting or employment agreements with of the following individuals on the following terms, which will supersede all previous agreements between such individuals and Tracebit:

Name	Position	Type of Agreement	Compensation and Term
Simon Ådahl	CMO	Employment	4000 euros/month
Miro Wikgren	CTO and Director	Employment	4000 euros/month
Peter Åhman	CEO, President and CFO	Consulting	100 euros/hour

Vendor’s Conditions

7.2                                  The obligations of the Vendors to complete the sale of the Tracebit Share Capital are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Truth and Accuracy of Representations and Warranties of the Purchaser – the representations and warranties of the Purchaser contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b)           Performance of Obligations – the Purchaser has, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by it on or before the Closing Date,

(c)           Stock Option Plan – the Purchaser shall have implemented a incentive stock option plan, allotting for issuance up to ten percent (10%) of the Purchaser’s shares of common stock pursuant to the grant of incentive stock options to eligible persons which options to be exercisable at any time over a period of five-years form the date of grant to purchase shares of the Purchaser’s common stock at a price equivalent to the closing price of the Purchaser’s shares of Common Stock on the NASD Over-the-Counter Bulletin Board on the day prior to the date of grant of such options.

Mutual Conditions

7.3                                  The obligations of the Vendors, the Company and the Purchaser to complete the purchase of the Tracebit Share Capital are subject to the receipt of all necessary regulatory approval to the completion of the acquisition of the Tracebit Share Capital on the terms set forth in this Agreement.

Waiver

7.4                                  The conditions precedent set forth in this Part 7 are for the exclusive benefit of the party to whom they are addressed (the “Benefiting Party”) and may be waived by the Benefiting Party in writing in whole or in part on or before the Closing Date. The waiver by the Benefiting Party of any condition set forth in this Part 7, the acknowledgement or agreement by the Benefiting Party that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Benefiting Party’s rights in respect of the warranties, representations, covenants and indemnities to be relied upon by the Benefiting Party in connection with the sale and purchase of the Tracebit Share Capital.

PART 8

CLOSING

Closing Date and Location

8.1                                  The Closing will take place on the Closing Date at the offices of the Purchaser in London, England or at such other time, date or location as may be agreed to in writing by the Parties.

Vendor’s Closing Documents

8.2                                  On or before the Closing Date, the Vendor will deliver, or cause to be delivered, to the Vendor’s Solicitors, in trust, the following documents:

(a)           The Vendor’s Tracebit Share Capital, duly executed by the Vendor for transfer and notarized in accordance with Finnish law;

(b)           a certified true copy of Tracebit’s official share register proving conclusive and legally binding proof of ownership of all of the Tracebit Share Capital in the name of the Purchaser;

(c)           a certificate of Tracebit Holding Oy, certifying as at the Closing Date the truth and accuracy of the representations, warranties and covenants of Tracebit Holding Oy in this Agreement;

(d)           a certified copy of resolutions of the directors of Tracebit Holding Oy authorizing the execution, delivery and performance of this Agreement by Tracebit Holding Oy; and

(e)           such other documents and instruments, other than those set out above, as may be reasonably requested by the Purchaser’s Solicitors in order to complete the transactions set out in this Agreement;

and delivery of such documents by the Vendor in accordance with this §8.2 will be deemed to satisfy the conditions precedent set forth in §8.2.

Purchaser’s Closing Documents

8.3                                  On or before the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Purchaser’s Solicitors, in trust, the following documents and funds:

(a)           share certificates carrying a legend as provided for in this Agreement representing the Purchaser’s Shares and registered in the names of the Vendors as directed;

(b)           a certified true copy of Purchaser’s official share register proving conclusive and legally binding proof of ownership of all of the Purchaser’s Shares in the names of the Vendors;

(c)           a certified copy of resolutions of the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser;

(d)           such other documents and instruments, other than those set out in above, as may be reasonably requested by Vendor’s Solicitors in order to complete the transactions set out in this Agreement;

and delivery of such documents and funds by the Purchaser in accordance with this §8.3 will be deemed to satisfy the conditions precedent set forth in §7.2.

PART 9

TERMINATION

Termination Rights

9.1                                  This Agreement may, by notice in writing given before or on the Closing, be terminated:

(a)           by mutual consent of the Vendor and the Purchaser;

(b)           by the Purchaser if any of the conditions precedent in Part 7 have not been satisfied at or before Closing and the Purchaser has not waived such condition precedent at or before Closing;

(c)           by the Vendor if any of the conditions precedent in Part 7 have not been satisfied at or before Closing and the Vendor has not waived such condition precedent at or before Closing; or

(d)           by any Party if the Closing has not occurred on or before February 28, 2007, or such later date as the Parties may agree to in writing, unless the Closing has not occurred by such date because the Party seeking to terminate this Agreement has failed to perform any one or more of its obligations or covenants under this Agreement to be performed at or before Closing.

Effect of Termination

9.2                                  Each Party’s right of termination under this Part is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Part limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

9.3                                  If this Agreement is terminated pursuant to any provision of §9.1, all obligations of the Parties under this Agreement will terminate, except if this Agreement is terminated by a Party because of a breach of this Agreement by the another Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement which are reasonably capable of being performed or caused to be performed by such Party, and the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

PART 10

GENERAL

Acknowledgement of Confidentiality

10.1                               The Vendors acknowledge and agree that:

(a)           they have had access to information and trade secrets pertaining to the business, services and Intellectual Property of Tracebit and the Purchaser, (collectively, the “Confidential Information”),

(b)           the disclosure of any of the Confidential Information to competitors of Tracebit or the Purchaser, to others or to the public, would be highly detrimental to the best interests of the Purchaser and Tracebit, and

(c)           the right to maintain the Confidential Information constitutes a proprietary right which the Purchaser and Tracebit are entitled to protect.

Covenant on Confidentiality

10.2                               The Vendors jointly and severally covenant and agree that at all times hereafter they will

(a)           hold all of the Confidential Information in secrecy, as the trustee or custodian for the Purchaser and Tracebit, and for the Purchaser and Tracebit’s exclusive benefit and use,

(b)           faithfully do all in its power to assist the Purchaser and Tracebit in maintaining the secrecy of the Confidential Information, and

(c)           not at any time without the prior written consent of the Purchaser,

(i)           disclose or divulge, directly or indirectly, to any person, firm or corporation any of the Confidential Information, or

(ii)           practise or use, other than for the benefit of the Purchaser or Tracebit, any of the Confidential Information.

Exceptions

10.3                               Notwithstanding §10.1(a), nothing will be deemed to be Confidential Information which:

(a)           is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(b)           becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(c)           is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

10.4                               The provisions of §10.2 will not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure will consult with the other party before making such disclosure, and the parties will use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

Governing Law and Attornment

10.5                               This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the State of Nevada and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the State of Nevada and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Notices

10.6                               Every notice, request, demand or direction to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

(a)           if to the Purchaser:

Mobilemail (US) Inc.
Suite 5.18 MLS Business Centre,
130 Shaftesbury Avenue, London England

Facsimile:
Attention: Gary Flint, Chief Executive Officer

with a copy to:

Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, British Columbia
Canada V6E 4N7

Facsimile: (604) 893-2356
Attention: Michael Taylor

(b)           if to the Vendors at the addresses first written above:

(c)           if to Tracebit:

Oy Tracebit AB
Kirkkotori 13E,
06100 Porvoo, Finland

Facsimile: +358-19-5232289
Attention: Peter Åhman

with a copy to:

Fondia Oy
Mannerheimintie 2,
00100 Helsinki, Finland

Facsimile: +358 20 7205 400
Attention: Marianne Saarikko-Jansson

or to such other address or transmission receiving station in as specified by a party by notice to each other party. Any notice delivered by hand or sent by facsimile transmission will be deemed conclusively to have been effectively given on the day notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day at the place of the intended recipient, or on the next day that is a Business Day at such place if it was delivered or sent on a day that was not a Business Day at such place.

Time of Essence

10.7                               Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

10.8                               The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

10.9                               Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

10.10                              This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

10.11                              No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)           constitute a general waiver under this Agreement, or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

10.12                              If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

10.13                              This Agreement may not be amended except in writing signed by each Party.

Further Assurances

10.14                              The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

10.15                              No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

10.16                              This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

10.17                              This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

MOBILEMAIL (US) INC.
a Nevada corporation by its authorized signatory

         /s/ Gary Flint
Per: ___________________________________________
       Gary Flint, President and CEO

OY TRACEBIT AB	TRACEBIT HOLDING OY
a Finnish corporation by its authorized signatory:	a Finnish corporation by its authorized signatory:

/s/ Peter Ahman	/s/ Peter Ahman
Signature of Authorized Signatory	Signature of Authorized Signatory

Peter Ahman, Chairman of the Board	Peter Ahman, Chairman of the Board
Name and Position of Authorized Signatory	Name and Position of Authorized Signatory

CAPELLA CAPITAL OÜ	POLLUX OÜ
an Estonian corporation by its authorized signatory	an Estonian corporation by its authorized signatory

/s/ Simon Adahl	/s/ Miro Wikgren
Signature of Authorized Signatory	Signature of Authorized Signatory

Simon Adal, Chairman of the Board	Miro Wikgren, Chairman of the Board
Name and Position of Authorized Signatory	Name and Position of Authorized Signatory

Witnessed by	Witnessed by

Name	Name

Address	Address